As filed with the Securities and Exchange Commission on January 3, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MONOPAR THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	32-0463781
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 Skokie Blvd., Suite 350
Wilmette, IL 60091
 (847) 388-0349

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Chandler D. Robinson
Chief Executive Officer
 1000 Skokie Blvd., Suite 350
 Wilmette, IL 60091
 (847) 388-0349

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert Rupp, Esq.
John J. Harrington
Baker & Hostetler LLP
 200 Civic Center Drive, Suite 1200
Columbus, OH 43215
(614) 228-1541

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting       company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	ProposedMaximumAggregate OfferingPrice (1)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share (1)(3)	$75,000,000	$9,735

(1)
  An indeterminate aggregate initial offering price or number of shares of Common Stock is being registered as may from time to time be offered at indeterminate prices upon settlement of Common Stock offered hereunder.

(2)
  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
  Includes an indeterminate number of shares of Common Stock that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the Registrant.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JANUARY 3, 2020

PRELIMINARY PROSPECTUS

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

$75,000,000

Common Stock

We may offer and sell an indeterminate number of shares of our Common Stock from time to time under this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer our Common Stock in one or more offerings in amounts, at prices, and on terms determined at the time of the offering. We may sell our Common Stock through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of our Common Stock that we may offer. Each time we sell our Common Stock, we will provide specific terms of the Securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our Common Stock. This prospectus may not be used to consummate a sale of our Common Stock unless accompanied by the applicable prospectus supplement.

Our Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “MNPR.” On January 2, 2020 the last reported sale price of our Common Stock was $17.27 per share. As of that date, and based on that price, the aggregate market value of our voting and non-voting common equity held by non-affiliates was approximately $37.9 million.

               We have not offered and sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our Common Stock involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is               , 20__

i

SUMMARY

        We are a clinical stage biopharmaceutical company focused on developing proprietary therapeutics designed to improve clinical outcomes for cancer patients. We are building a drug development pipeline through the licensing and acquisition of oncology therapeutics in late preclinical and clinical development stages. We leverage our scientific and clinical experience to help reduce the risk and accelerate the clinical development of our drug product candidates. We currently have three compounds in development: Validive® (clonidine mucobuccal tablet; clonidine MBT), a Phase 3-ready, first-in-class mucoadhesive buccal tablet for the prevention and treatment of radiation-induced severe oral mucositis in oropharyngeal cancer patients; camsirubicin (generic name for 5-imino-13-deoxydoxorubicin; previously known as MNPR-201, GPX-150), a proprietary Phase 2 clinical stage topoisomerase II-alpha selective analog of doxorubicin engineered specifically to retain anticancer activity while minimizing toxic effects on the heart; and MNPR-101 (formerly huATN-658), a pre-IND stage humanized monoclonal antibody, which targets the urokinase plasminogen activator receptor (“uPAR”), for the treatment of advanced solid cancers.

       Our principal executive offices are located at 1000 Skokie Blvd, Suite 350, Wilmette, IL 60091. Our telephone number is (847) 388-0349.

RISK FACTORS

            You should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our annual report on Form 10-K for the year ended December 31, 2018 and in our subsequent quarterly reports on Form 10-Q, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of which is incorporated by reference in this prospectus in its entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our securities. If any of these events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “Monopar Therapeutics,” “Monopar,” the “Company,” “we,” “us” and “our” refer to Monopar Therapeutics Inc.

This prospectus is part of a “shelf” registration statement. By using a shelf registration statement, we may sell our Common Stock, as described in this prospectus, from time to time in one or more offerings. Each time we sell our Common Stock, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing our Common Stock, you should carefully read both this prospectus and any prospectus supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, and have incorporated by reference, is accurate only as of the date on the front cover of this prospectus, or when such document was filed with the Securities and Exchange Commission (“SEC”). Our business, financial condition, results of operations and prospects may have changed since the relevant date.

Neither we, nor any of our officers, directors, agents, representatives or underwriters, make any representation to you about the legality of an investment. You should not interpret the contents of this prospectus, any prospectus supplement, or any free writing prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Common Stock.

We will not use this prospectus to offer and sell our Common Stock unless it is accompanied by a prospectus supplement that more fully describes the terms of the offering.

FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the 34 Act. All statements other than statements of historical facts included in this Prospectus are forward-looking statements. The words “hopes,” “believes,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “expects,” “intends,” “may,” “could,” “should,” “would,” “will,” “continue,” and similar expressions are intended to identify forward-looking statements. The following uncertainties and factors, among others, could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements:

●
our ability to raise sufficient funds in the coming months in order for us to start our Validive Phase 3 clinical trial;

●
our ability to find a suitable pharmaceutical partner to further our development of Validive, if we are unable to raise sufficient additional financing;

●
risks and uncertainties associated with our research and development activities, including our clinical trials;

●
estimated timeframes for our clinical trials and regulatory reviews for approval to market products;

●
plans to research, develop and commercialize our current and future product candidates;

●
the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;

●
commercialization, marketing and manufacturing capabilities and strategy;

●
intellectual property position and strategy;

●
future financial performance;

●
estimates regarding expenses, capital requirements and need for additional financing;

●
the impact of government laws and regulations;

●
ability to attract and retain key personnel; and

●
financial and operational projections.

Although we believe that the expectations reflected in such forward-looking statements are appropriate, we can give no assurance that such expectations will be realized. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements above and made elsewhere in this prospectus and future supplemental prospectuses. We undertake no obligation to update any statements made in this Prospectus or elsewhere, including without limitation any forward-looking statements, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

DESCRIPTION OF CAPITAL STOCK

We have the authority to issue 40,000,000 shares of Common Stock, $0.001 par value. As of January 3, 2020, there were 10,587,632 shares of our Common Stock issued and outstanding.

We have reserved 1,600,000 shares of our Common Stock for issuance under our 2016 Stock Incentive Plan, as subsequently amended (the “Plan”), and as of January 3, 2020, we have outstanding stock options to purchase up to 1,087,463 shares of our Common Stock and 494,104 shares of our Common Stock available for future stock awards under the Plan.

Common Stock

Voting Rights

The holders of shares of our Common Stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights. The election of our Board of Directors (“Board”) is decided by a plurality of the votes cast at a meeting of our stockholders by the holders of stock entitled to vote in the election.

Dividends

Holders of our Common Stock are entitled to receive such dividends as may be declared by our Board out of funds legally available therefor.

Liquidation

Upon our dissolution and liquidation, holders of our Common Stock are entitled to a ratable share of our net assets remaining after payments to our creditors.

Rights and Preferences

              Our stockholders have no preemptive rights to acquire additional shares of our Common Stock or other securities. The shares of our Common Stock are not subject to redemption.

Preferred Stock

We have no preferred stock authorized or outstanding.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Authorized but Unissued Shares

The authorized but unissued shares of our Common Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any exchange on which our shares are listed. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Election of Director by Plurality of Shares; Vacancies

 Our Amended and Restated By-laws provide that directors will be elected by a plurality of votes cast by the shares present in person or by proxy at a meeting of the stockholders and entitled to vote thereon, a quorum being present at such meeting. There is no cumulative voting, meaning that Directors may be elected with a vote of holders of less than a majority of the outstanding common stock.

Our Amended and Restated By-laws also provide that vacancies occurring on our Board may be filled by the affirmative votes of a majority of the remaining members of our Board or by the sole remaining director, and not by our stockholders. Such provisions in our corporate organizational documents and under Delaware law may prevent or frustrate attempts by our stockholders to change our management or hinder efforts to acquire a controlling interest in us. The inability to make changes to our Board could prevent or discourage an attempt to take control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations; Stockholder Action

Our Amended and Restated By-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our Board. Stockholders at a special meeting may only consider matters set forth in the notice of the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that may be favored by the holders of a majority of our outstanding voting securities.

Super Majority Voting

The General Corporation Law of the State of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our Amended and Restated By-laws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in any election of Directors.

Registration Rights

We are subject to an agreement with TacticGem, LLC (“TacticGem”), our largest stockholder, which obligates us to file a Form S-3 or other appropriate form of registration statement covering the resale of any of our Common Stock by TacticGem, or its members Gem Pharmaceuticals, LLC, or Tactic Pharma, LLC, upon direction by TacticGem at any time after we have been subject to the reporting requirements of the 1934 Act for at least twelve months (the “Initial Holding Period”). We are required to use our best efforts to have such registration statement declared effective as soon as practical after it is filed. In the event that such registration statement for resale is not approved by the SEC, and TacticGem submits a written request, we are required to prepare and file a registration statement on Form S-1 registering such Common Stock for resale and to use our best efforts to have such registration statement declared effective as soon as practical thereafter. After registration, pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act other than pursuant to restrictions on affiliates under Rule 144. TacticGem has agreed to enter into a lock-up agreement and to not exercise any rights of resale for 180 days after the date of our initial public offering which was December 18, 2019.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MNPR.”

Transfer Agent and Registrar

               The transfer agent and registrar for our Common Stock is VStock Transfer, LLC (“VStock”). VStock’s address is 18 Lafayette Place, Woodmere, NY 11598

PLAN OF DISTRIBUTION

    We may sell our Common Stock covered in this prospectus in any of three ways (or in any combination):

●
through underwriters or dealers;

●
directly to a limited number of purchasers or to a single purchaser; or

●
through agents.

The distribution of our Common Stock may be effected from time to time in one or more transactions:

●
at market prices prevailing at the time of sale;

●
at prices related to such prevailing market prices; or

●
at negotiated prices.

Each time that we use this prospectus to sell our Common Stock, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of our Common Stock, including:

●
the name or names of any underwriters, dealers or agents and the amounts of any of our Common Stock underwritten or purchased by each of them; and

●
the public offering price of our Common Stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of our Common Stock, our Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our Common Stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase our Common Stock will be subject to certain conditions precedent. The underwriters may be obligated to purchase all of our Common Stock if they purchase any of our Common Stock.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our Common Stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our Common Stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell our Common Stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell our Common Stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use our Common Stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of our Common Stock, and may use our Common Stock received from us in settlement of those derivatives to close out any related open borrowings of our Common Stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

 Certain legal matters will be passed upon for us by Baker & Hostetler, LLP, Columbus, Ohio.

EXPERTS

The financial statements as of December 31, 2018 and 2017, and for the years then ended, included in this Prospectus have been so included in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this shelf registration statement on Form S-3 under the Securities Act with respect to our Common Stock we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our Common Stock, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We file annual, quarterly and current reports, information statements and proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. We also maintain a website at http://www.monopartx.com. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10- Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus or the accompanying prospectus supplement.

    You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information and documents listed below that we have filed with the SEC (Commission File No. 000-55866):

●
our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 12, 2019;

●
our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 8, 2019;

●
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

●
our Information Statement regarding our Annual Meeting of Stockholders on June 27, 2019, on DEF14C, filed with the SEC on May 22, 2019;

●
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019;

●
our Current Reports on Form 8-K, filed with the SEC on June 27, 2019, June 5, 2018, and July 2, 2018, to the extent the information in such reports is filed and not furnished; and

●
the description of our Common Stock contained in our Registration Statement on Form 8-A, registering our Common Stock under Section 12(b) under the Exchange Act, filed with the SEC on September 30, 2019, as supplemented by the "Description of Capital Stock" beginning on page 5 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Monopar Therapeutics, Inc., Attention: Corporate Secretary, 1000 Skokie Blvd., Suite 350, Wilmette, IL 60091. Our phone number is (847) 388-0349. You may also view the documents that we file with the SEC and incorporate by reference in this Prospectus on our corporate website at www.monopartx.com. The information on our website is not incorporated by reference and is not a part of this prospectus.

$75,000,000

Common Stock

Monopar Therapeutics Inc.

PROSPECTUS

, 20__

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the registration of our Common Stock hereunder. All amounts are estimates except the SEC registration fee.

Amount to be paid
SEC Registration fee	$ 9,735
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)
These fees and expenses are calculated based on our Common Stock offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

Delaware Law

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Second Amended and Restated Certificate of Incorporation

●
Our Certificate of Incorporation provides that we are required to provide indemnification and advancement of expenses to our directors, officers or other agents to the fullest extent permitted by Delaware's General Corporation Law. Our Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors for any breach of the director's duty of loyalty to us or our stockholders;

●
or acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, fraud, or gross negligence;

●
for voting for or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

●
for any transaction from which the director derived an improper personal benefit.

II-1

In addition, our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware’s General Corporation Law, we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the Company, by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Indemnification Agreements

    We have entered into a consulting agreement with our officer Patrice Rioux (through pRx Consulting, LLC) pursuant to which we have agreed to indemnify pRx Consulting, LLC from and against all liabilities, losses, damages, expenses, charges and fees which it may sustain or incur by reason of any claim which may be asserted against pRx Consulting, LLC arising out of or attributable to us or our employees or contractors.

Insurance

    We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers. We may obtain directors and officers insurance that may cover potential claims against us and our officers and directors related to securities and corporate governance lawsuits.

Underwriting Agreement

In any underwriting agreement we enter into in connection with the sale of our Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules

    The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings

    The undersigned registrant hereby undertakes:

           (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

 (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

 (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)     That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 (i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (otherthan the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

                Pursuant to the requirements of Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmette, State of Illinois, on this 3rd day of January, 2020.

Monopar Therapeutics Inc

By:	/s/ Chandler D. Robinson
Name: Chandler D. Robinson
Title: Chief Executive Officer and Director

We, the undersigned officers and directors of Monopar Therapeutics Inc., hereby severally constitute and appoint Chandler D. Robinson and Kim R. Tsuchimoto, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Monopar Therapeutics Inc., to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Chandler D. Robinson		January 3, 2020
Chandler D. Robinson	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Kim R. Tsuchimoto		January 3, 2020
Kim R. Tsuchimoto	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Andrew P. Mazar		January 3, 2020
Andrew P. Mazar	Chief Scientific Officer and Director
/s/ Christopher M. Starr		January 3, 2020
Christopher M. Starr	Executive Chairman of the Board and Director
/s/ Raymond W. Anderson		January 3, 2020
Raymond W. Anderson	Director
/s/ Michael J. Brown		January 3, 2020
Michael J. Brown	Director
/s/ Arthur J. Klausner		January 3, 2020
Arthur J. Klausner	Director

Exhibit Index

Exhibit	Document	Incorporated by Reference From:
3.1	Second Amended and Restated Certificate of Incorporation	Exhibit 3.1 on Form S-1/A filed on September 10, 2019
3.2	Amended and Restated Bylaws	Exhibit 3.2 on Form S-1/A filed on September 10, 2019
4.1	Form of Stock Certificate	Exhibit 4.1 on Form S-1/A filed on September 10, 2019
5.1	Legal Opinion
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Legal Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereto)